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Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Sub Surface Waste Management of Delaware, Inc., (the "Company") on Form 10-KSB for the year ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Conrad Nagel, Principal Accounting Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                   /S/ CONRAD NAGEL
                                                   -----------------------------
                                                   Conrad Nagel
                                                   Principal Accounting Officer
                                                   January 18, 2005

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.